                            Exhibit 99.1

FOR IMMEDIATE RELEASE

June 13, 2007

Company:	Dominion

Contacts:
Media:	Chet Wade (804) 775-5697 Chet.Wade@Dom.com
Analysts:	Fiona McCarthy (804) 819-2447 Fiona.R.McCarthy@Dom.com

DOMINION ANNOUNCES DEBT TENDER OFFER

RICHMOND, Va. - As part of its previously announced plan to use proceeds from the pending sales of its oil and natural gas exploration and production (E&P) assets, Dominion Resources, Inc. (NYSE:D) announced today that it is commencing a cash tender offer to purchase up to $2.5 billion of aggregate principal amount of its outstanding debt. Debt subject to the tender offer includes series of notes issued by both Dominion Resources, Inc. and its wholly owned subsidiary, Consolidated Natural Gas Company. The terms and conditions of the tender offer are described in an Offer to Purchase dated June 13, 2007, and related Letter of Transmittal.

This tender offer represents a significant portion of the $3.2 billion to $3.5 billion reduction of debt that Dominion earlier announced as a result of its E&P divestitures. The remaining portion of the debt to be reduced with proceeds from Dominion's planned E&P divestitures includes bank debt and outstanding debt for which a tender offer is not necessary. The company has also previously announced that it plans to use the approximately $1 billion of proceeds from the pending sale of its regulated gas utilities in Pennsylvania and West Virginia to further reduce outstanding debt following completion of that sale.

The amounts of each series of notes to be purchased in the tender offer will be determined in accordance with the priorities identified in the column "Acceptance Priority Level" in the table following this release. All notes tendered in the tender offer of any series having a higher Acceptance Priority Level will be accepted before any tendered notes of any series having a lower Acceptance Priority Level are accepted. Notes of the series in the last Acceptance Priority Level accepted for purchase in accordance with the terms and conditions of the tender offer may be subject to proration so that Dominion will only accept for purchase notes with an aggregate principal amount of up to $2.5 billion. The tender offer will expire at 12:00 midnight, New York City time, on July 11, 2007, unless extended. Holders of notes subject to the tender offer must validly tender and not validly withdraw their notes on or before the early tender date, which is 5:00 p.m., New York City time, on June 26, 2007, unless extended, in order to be eligible to receive the applicable total tender offer consideration. Holders of notes subject to the tender offer who validly tender their notes after the early tender date and on or before the expiration date and whose notes are accepted for purchase will receive the applicable late tender offer consideration, namely the total tender offer consideration less the applicable early tender premium.
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The applicable total tender offer consideration for each $1,000 in principal amount of notes tendered and accepted for payment pursuant to the tender offer will be determined in the manner described in the Offer to Purchase. The consideration will be determined by reference to a fixed spread specified for such notes over the yield based on the bid-side price of the applicable U.S. Treasury Security specified in the table following this release, as fully described in the Offer to Purchase. The consideration will be calculated by the lead dealer managers for the tender offer at 2:00 p.m., New York City time, on the second business day preceding the expiration date.

In addition to the applicable total tender offer consideration or late tender offer consideration, as the case may be, accrued and unpaid interest up to, but not including, the settlement date will be paid in cash on all validly tendered notes accepted for purchase in the tender offer. The settlement date for the tender offer will be the first business day following the expiration date and currently is expected to be July 12, 2007. Holders of notes subject to the tender offer who validly tender their notes on or before the early tender date may not withdraw their notes after the early tender date except in the limited circumstances described in the Offer to Purchase. Holders of notes subject to the tender offer who validly tender their notes after the early tender date but on or before the expiration date may not withdraw their notes except in the limited circumstances described in the Offer to Purchase.

Dominion intends to fund the tender offer with a portion of the proceeds of the pending sale of its offshore exploration and production assets to Eni Petroleum, which is expected to close in early July. The tender offer is conditioned upon completion of the sale of the offshore exploration and production assets and other general conditions.

Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as lead dealer managers for the tender offer. Credit Suisse Securities (USA) LLC and Deutsche Bank Securities are acting as co-dealer managers. The information agent and depositary for the tender offer is Global Bondholders Services Corporation. The tender offer is made only by the Offer to Purchase and the related Letter of Transmittal, and the information in this news release is qualified by reference to such documents. Persons with questions regarding the tender offer should contact Barclays Capital Inc. at (212) 412-4072 (collect) or (866) 307-8991 (toll-free), Citigroup Global Markets Inc. at (212) 723-6106 (collect) or (800) 558-3745 (toll-free) and Merrill Lynch, Pierce, Fenner & Smith Incorporated at (212) 449-4914 (collect) or (888) 654-8637 (toll-free). Requests for copies of the Offer to Purchase and Letter of Transmittal should be directed to Global Bondholders Services Corporation at (212) 430-3774 or (866) 470-4200 (toll-free).

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CUSIP Number	Issuer	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (bps) (1)	Early Tender Premium

209615BR3	CNG	6.625% Notes due 2008	$150,000,000	1	4.625% due 11/08	PX4	+33	20.00
25746UAA7	Dominion	8.125% Notes due 2010	$700,000,000	2	4.50% due 5/10	PX1	+38	20.00
209615BV4	CNG	6.85% Notes due 2011	$500,000,000	3	4.75% due 5/12	PX1	+43	20.00
209615BN2	CNG	6.625% Notes due 2013	$150,000,000	4	4.50% due 5/17	PX1	+43	20.00
257469AC0	Dominion	7.195% Notes due 2014	$250,000,000	5	4.50% due 5/17	PX1	+58	20.00
209615BQ5	CNG	6.875% Notes due 2026	$150,000,000	6	4.50% due 2/36	PX1	+95	35.00
25746NAA3	Dominion Capital Trust III	8.4% Capital Securities due 2031	$250,000,000	7	4.50% due 2/36	PX1	+138	35.00
257469AG1	Dominion	6.75% Notes due 2032	$300,000,000	8	4.50% due 2/36	PX1	+103	35.00
209615BS1	CNG	6.8% Notes due 2027	$300,000,000	9	4.50% due 2/36	PX1	+95	35.00
25746UAJ8	Dominion	6.25% Notes due 2012	$500,000,000	10	4.75% due 5/12	PX1	+43	20.00
209615BX0	CNG	6.25% Notes due 2011	$450,000,000	11	4.75% due 5/12	PX1	+43	20.00
209615BT9	CNG	6.0% Notes due 2010	$200,000,000	12	4.50% due 5/10	PX1	+38	20.00
25746UAN9	Dominion	6.3% Notes due 2033	$300,000,000	13	4.50% due 2/36	PX1	+103	35.00

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(1) Includes the Early Tender Premium per $1,000 principal amount of Notes for each Series as set forth in this table.

This release contains certain forward-looking statements. Such forward-looking statements may include statements about the company’s market opportunities, strategies and expected activities and expenditures. Factors that could cause actual results to differ materially from those forward-looking statements may include factors that are beyond the company's ability to control or estimate precisely, such as the timing of the closing dates of acquisitions or divestitures (including our divestiture of offshore exploration and production operations and any divestiture of our natural gas and oil assets), the amount of net proceeds received from any divestitures, additional risk exposure associated with the termination of business interruption and offshore property damage related to our exploration and production operations and our inability to replace such insurance on commercially reasonable terms, estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the behavior of other market participants, and the effects of hurricanes on our operations, gas and oil production and realized prices. Other factors include, but are not limited to, the amount of notes tendered, the tender offer consideration paid by the company for each series of notes and satisfaction of the conditions of the tender offer contained in the Offer to Purchase. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.